As filed with the Securities and Exchange Commission on ________, 2007

                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    NEW TAOHUAYUAN CULTURE TOURISM CO., LTD.
                  -------------------------------------------
                 (Name of small business issuer in its charter)

          Nevada                     7011                    98-0440893
-------------------------      ------------------         -----------------
(State or jurisdiction of      (Primary Standard          (I.R.S. Employer
     incorporation or             Industrial                I.D. Number)
      organization)           Classification Code
                                    Number)

                                1# Dongfeng Road
                   Xi'an Weiyang Tourism Development District
                                  Xi'an, China
                                0086-29-86671555
                    ---------------------------------------
          (Address and telephone number of principal executive offices)

                                1# Dongfeng Road
                   Xi'an Weiyang Tourism Development District
                                  Xi'an, China
                                0086-29-86671555
            --------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                   National Registered Agents, Inc. of Nevada
                        1000 E. William Street, Suite 204
                              Carson City, NV 89701
                                 (888) 682-4368
                  -------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                                 William T. Hart
                             1624 Washington Street
                                Denver, CO 80203
                                 (303) 839-0061

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [x]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                              Proposed   Proposed
                                               Maximum    Maximum
                                Amount to     Offering   Aggregate   Amount of
    Title of Each Class of          Be          Price    Offering   Registration
 Securities to be Registered   Registered     Per Share    Price        Fee
--------------------------------------------------------------------------------

Common stock, $.001
 par value                  1,699,999 shares    $0.65    $1,105,000      $119

        This registration statement registers the resale of 1,699,999 shares of common stock held by a shareholder of the Registrant.

        The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until it shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                    NEW TAOHUAYUAN CULTURE TOURISM CO., LTD.
                         ------------------------------
                        1,699,999 Shares of Common Stock

      This prospectus covers the resale of 1,699,999 shares of our common stock held by a selling stockholder for which information is provided under the "Selling Stockholder and Plan of Distribution" section of this prospectus. The shares will be offered by the selling stockholder at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares offered by the selling stockholder.

      Our common stock is listed on the OTC Bulletin Board under the symbol "NTYN".

      Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 5.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.








                     The date of this prospectus is , 2007.

                              ABOUT THIS PROSPECTUS

      You should rely only on the information contained in this prospectus as we have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted.

      This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us which are discussed in the Risk Factors section above as well as throughout this prospectus. In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus might not occur.

                               PROSPECTUS SUMMARY

      This summary highlights material information regarding our company and the offering contained in this prospectus. However, you should read the entire prospectus carefully, including the financial information and related notes, before making an investment decision.

History

      New Taohuayuan Culture Tourism Co., Ltd. was organized as a Nevada corporation on November 3, 2004. On December 6, 2004 we issued 17,027,328 shares of our common stock to acquire all outstanding shares of Shaanxi New Taohuayuan Culture Tourism Co., Ltd., which we refer to as "Shaanxi," a PRC company organized and registered in September 1997 in the city of Xi'an, province of Shaanxi. We were the survivor of the merger and, unless otherwise indicated, references to us throughout this prospectus includes the operations of Shaanxi. The purpose of the merger was to redomicile us as a U.S. corporation.

      Our principal executive offices are located at 1# Dongfeng Road, Xi'an Weiyang Tourism Development District, Xi'an, China. Our telephone number is 0086-29-86671555.

Business

      Since 1997 we have owned and operated a 146 room hotel and resort in Xi'an, People's Republic of China. Since 1997 we have also managed a second 84 room hotel and resort in Xi'an. We have also managed a chain of four restaurants in the PRC, seating over 2,500 customers, since 1997. We intend to develop an 848 acre commercial and residential development in Lantian, a city located approximately 23 miles from Xi'an and a 150 room hotel and resort in Xi'an.

The Offering

Securities offered by selling stockholder:    1,699,999 shares of common stock.

Securities outstanding prior to and
after this offering:                          18,727,327 shares of common stock.

Use of proceeds:                              We will not receive any proceeds
                                              from the sale of the shares
                                              offered by this prospectus.

      By means of this prospectus, we are registering the resale of 1,699,999 shares of our common stock which are held by Rising Star Holdings Investment Corporation, one of our shareholders. Rising Star purchased these shares from us in January 2007 at a price of $0.05 per share.

Conventions Which Apply to This Prospectus
------------------------------------------

     Except as otherwise indicated and for purposes of this prospectus only:

     o    "we", "us" and "our" refer to:

     Our company - New Taohuayuan Culture Tourism Co., Ltd., as well as Shaanxi, a PRC company that was merged into us in December 2004,

     o "China" or "PRC" refers to the People's Republic of China, excluding Taiwan, Hong Kong and Macau; and

     o all references to "RMB" or "Renminbi" are to the legal currency of China and all references to "$", "U.S. dollars," "dollars" and "US$" are to the legal currency of the United States.

     o    all financial information in this prospectus is in U.S. dollars.

                                  RISK FACTORS

      The shares of common stock offered by this prospectus involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating an investment in our common stock. The value of our common stock could decline if any of the risks discussed below should occur.

Land and Franchise Agreements May Constrain Us from Being Able to Sell Our Property at a Time When it Would Be in the Best Interest of Shareholders to Do So.

      As is the case throughout the PRC, we do not own the land upon which our properties are located. Rather, the land is subject to various land use permits granted by the PRC government. Any sale of our property would require prior consent of the government which may make it difficult or impossible to sell our property at the time we want to do so.

Our Properties Face Significant Competition Which Could Reduce Our Revenues.

     We face significant competition from owners, operators and developers of other hotel properties most of which all have recognized trade names, international reservation systems, greater resources and longer operating histories than we have, and accordingly, we are at a competitive disadvantage in these areas Competition may limit our ability to attract and retain guests and may reduce the room rates we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lower room rates below our room rates. These circumstances could reduce our revenues.

Operating Risks Common to the Hotel Industry in China Could Reduce Our Revenues.

      Risks associated with operating hotels include the following, any of which could reduce our revenues:

     o competition for guests and meetings from other hotels including as a result of competition from internet wholesalers and distributors;
     o increases in operating costs, including wages, benefits, insurance, property taxes and energy, due to inflation and other factors, which may not be offset in the future by increased room rates;
     o dependence on demand from business and leisure travelers including substantial weakness at this time in business travel, which may fluctuate and be seasonal;
     o increases in energy costs, airline fares, and other expenses related to travel, which may deter traveling;
     o    adverse affects of weak general and local economic conditions; and
     o the PRC Government, which controls the rate we charge for rooms, could arbitrarily change the rates and place us at a competitive disadvantage with other hotels and resorts.

Our bank accounts are not insured or protected against loss.

      We maintain our cash with various banks and trust companies located in China. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

We have limited business insurance coverage in China, any loss which we suffer may not be insured or may be insured to only a limited extent.

      The insurance industry is China is still in an early state of development and PRC insurance companies offer limited business insurance products. In the event of damage or loss to our properties, our insurance may not provide as much coverage as if we were insured by insurance companies in the United States.

We would not have any revenues from the management of a hotel and restaurants were it not for agreements, which may be difficult to enforce, we have with the Chairman of our Board of Directors.

      All of our management fee income is derived from agreements we have with companies which are controlled by Chen Jingmin, the Chairman of our Board of Directors and the largest beneficial owner of our common stock. These agreements should not be considered as having been negotiated at arms length. Since these agreements are with companies controlled by Chen Jingmin, in the event of a dispute with either or both of these companies, we may not enforce our rights in as stringent a fashion as if the agreements were with unrelated third parties.

We Are Subject to International Economic and Political Risks over Which We Have Little or No Control and May Be Unable to Alter Our Business Practice in Time to Avoid the Possibility of Reduced Revenues.

      All of our business is conducted in the PRC. Doing business outside the United States, particularly in the PRC, subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in U.S. and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter out business practice in time to avoid the possibility of reduced revenues.

If Relations between the United States and the PRC Worsen, Investors May Be Unwilling to Hold or Buy Our Stock and if Our Securities Become Qualified for Quotation on an Exchange, Our Stock Price May Decrease.

      At various times during recent years, the U.S. and the PRC have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and the PRC, whether or not directly related to our business, could reduce the price of our common stock if our stock becomes qualified for quotation on the American Stock Exchange or the over-the-counter Electronic Bulletin Board.

The PRC Government Could Change its Policies Toward Private Enterprise or Even Nationalize or Expropriate Private Enterprises, Which Could Result in the Total Loss of Our and Your Investment.

      Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in the PRC. Over the past several years, the PRC government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The PRC government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

      Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in the PRC and in the total loss of your investment.

A Lack of Adequate Remedies and Impartiality under the PRC Legal System May Make it Impossible to Enforce the Agreements to Which We Are a Party and thus Reduce Our Revenues.

      We periodically enter into agreements governed by PRC law. Our revenues could be reduced if these agreements are not respected. In the event of a dispute, enforcement of these agreements in the PRC could be extremely difficult. Unlike the United States, the PRC has a civil law system based on written statutes in which judicial decisions have little precedential value. The PRC government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, the government's experience in implementing, interpreting and enforcing these recently enacted laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is uncertain. Furthermore, enforcement of the laws and regulations may be subject to the exercise of considerable discretion by agencies of the PRC government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. These uncertainties could limit the protections that are available to us and reduce our revenues.

Fluctuations in Exchange Rates Could Reduce Our Revenues.

      Although we use the United States dollar for financial reporting purposes, all of the transactions effected by our operating subsidiary are denominated in the PRC's RMB. The exchange rate of the RMB may fluctuate wildly against the U.S. dollar. We do not currently engage in hedging activities to protect against foreign currency risks. Even if we chose to engage in such hedging activates, we may not be able to do so effectively. Future movements in the exchange rate of the RMB could reduce our revenues.

You May Experience Difficulties in Attempting to Enforce Liabilities Based upon U.S. Federal Securities Laws Against Our Non-U.S. Operating Subsidiary and its Non-U.S. Resident Directors and Officers.

      Our operating subsidiary and its assets are located in the PRC. Our directors and executive officers are foreign citizens and do not reside in the U.S. It may be difficult for courts in the U.S. to obtain jurisdiction over these foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our directors or executive officers in U.S. courts. In addition, the courts in the countries in which we and our subsidiary are organized or where we and our subsidiary's assets are located may not permit lawsuits of the enforcement of judgments arising out of the U.S. and state securities or similar laws.

Sales of Our Common Stock Could Reduce the Price of Our Stock.

      We have 18,727,327 outstanding shares of common stock. All of these shares are freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our officers and directors, which are restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

      The sale, or the availability for sale, of a substantial number of these shares could reduce the market price for our common stock.

There is Only a Limited Market for Our Common Stock Which May Make it Difficult for Investors to Sell Our Common Stock.

      There is only a limited public market for our common stock and there can be no assurance that a public market will continue. Accordingly, our stockholders may not be able to sell their shares should they desire to do so.

Required Disclosure Concerning Trading of Penny Stocks or Low-Priced Securities May Reduce the Liquidity of Our Common Stock.

      Our common stock trades on OTC Bulletin Board and is subject to rules that regulate broker-dealer practices in connection with transactions in "penny stocks." The Securities and Exchange Commission has adopted regulations that define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery by the broker-dealer, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. In addition, the broker-dealer, subject to certain exceptions, must make an individualized written suitability determination for the purchase of a penny stock and receive the purchaser's written consent prior to the transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These requirements may limit the market for our common stock and the ability of our stockholders to sell their shares.

                           MARKET FOR OUR COMMON STOCK

      On May 24, 2006 our common stock started trading on the OTC Bulletin Board under the symbol "NYTN". The following shows the high and low prices for our common stock for the periods indicated:

      Quarter Ended                High            Low
      -------------                -----          -----

      June 30, 2006                $0.90          $0.65
      September 30, 2006           $0.90          $0.55

      December 31, 2006            $0.55          $0.55
      March 31, 2007               $0.65          $0.55

     As of March 31, 2007 we had 18,727,327 outstanding shares of common stock held by approximately 975 stockholders. All of our outstanding shares, with the exception of the 1,699,999 shares owned by Rising Star Holdings Investment Corporation, can be sold pursuant to Rule 144 of the Securities and Exchange Commission.

       Our common stock is subject to rules that regulate broker-dealer practices in connection with transactions in "penny stocks." The Securities and Exchange Commission has adopted regulations that define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery by the broker-dealer, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. In addition, the broker-dealer, subject to certain exceptions, must make an individualized written suitability determination for the purchase of a penny stock and receive the purchaser's written consent prior to the transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These requirements may severely limit the market liquidity of our common stock and the ability of our stockholders to sell their shares should a market develop.

      Although we have paid dividends in the past, we currently intend to retain any future earnings for use in our business and do not expect for the foreseeable future to pay any dividends on any shares of common stock.

      During the year ended December 31, 2006 neither we, any of our officers or directors, nor to our knowledge none of our principal shareholders, purchased any shares of our common stock either from us, from third parties in a private transaction, or as a result of purchases in the open market.

            We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value, in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. As of March 31, 2007 we had not issued any shares of Preferred Stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and the related notes included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. GAAP. In addition, our financial statements and the financial data included in this prospectus reflect our reorganization and have been prepared as if our current corporate structure had been in place throughout the relevant periods. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

                                    Overview

      We own and operate the Taohuayuan Inn hotel and resort located in the city of Xi'an, province of Shaanxi, in the PRC. The Taohuayuan Inn has 23 courtyards with 146 rooms and 292 beds.

      We manage the DongJin Taoyuan Villas, a hotel and resort property approximately 10 miles from downtown Xi'an. DongJin Taoyuan Villas has 84 rooms and 168 beds.

      We also manage a chain of four traditional Chinese restaurants. Two of the restaurants are in Xi'an, and one is in Beijing.

      We receive fees for managing the DongJin Taoyuan Villas and the three restaurants. The agreements relating to the management of these properties are discussed in more detail in the "Business" section of this prospectus.

      Room rates in the Shaanxi province are established by the Shaanxi Price Bureau. Room rates are established for each hotel or resort in the Shaanxi Province and are based upon a number of factors, including the quality of the property and amenities offered. Room rates may be changed at any time by the Shaanxi Price Bureau based upon economic conditions in China.

      Our business is not seasonal in nature.

Results of Operations

Year Ended December 31, 2005
----------------------------

      Material changes of certain items in our Statement of Operations for the year ended December 31, 2005, as compared to the year ended December 31, 2004, are discussed below:


                      Increase (I)
Item                 or Decrease (D)   Reason
----                 ---------------   ------

Operating Revenue           D          The  decrease  in Hotel and Related  Services  Income
                                       was the primary  factor in the  decline in  operating
                                       revenues.   Three  heavy   snows  and  cold   weather
                                       resulted in less leisure travel in 2005.  Second,  in
                                       early 2005 all levels of governments  and state-owned
                                       companies reduced unnecessary  conferences to improve
                                       efficiency.  As a  result,  our  occupancy  rate  for
                                       fiscal  2005 was 70%  compared  to 79% during  fiscal
                                       2004.

Operating Expenses          D          The cost of our raw  materials  and  consumables  for
                                       the year ended  December 31, 2005  declined from that
                                       for the year ended  December  31,  2004 due to better
                                       inventory  controls  which  we  implemented  in 2005.
                                       Salaries,  Wages  and  Allowances  increased  due  to
                                       hiring new management  personnel and increased  wages
                                       of   power    station    engineers.    General    and
                                       Administrative  expenses  were higher in 2004 than in
                                       2005   since  we   incurred   significant   financial
                                       consulting  and legal  expenses  associated  with the
                                       filing  of  our   registration   statement  with  the
                                       Securities  and  Exchange  Commission  in  2004.  The
                                       decrease in General and  Administrative  expenses was
                                       partially  offset by a  substantial  increase  in the
                                       price of fuel and  electricity  in 2005.  A coal mine
                                       in the Shaanxi  province closed for several months in
                                       2005  leading to a  significant  drop in  supplies of
                                       coal  and  an  increase  in the  price  of  fuel  and
                                       electricity.  Secondly,  the  consumption of coal and
                                       the cost of fuel  increased due to the cold winter in
                                       2005.  We also  hosted  more  events  during the 2005
                                       spring  festival  resulting in the  increased  use of
                                       electricity.


Year Ended December 31, 2006
----------------------------

      Material changes of certain items in our Statement of Operations for the year ended December 31, 2006, as compared to the year ended December 31, 2005, are discussed below:


                      Increase (I)
Item                 or Decrease (D)   Reason
----                 ---------------   ------

Operating Revenue           I          In 2006 we began to manage a fourth restaurant.

Operating                              Expenses I General and Administrative
                                       expenses increased due to higher salaries
                                       paid to our kitchen employees.


Liquidity and Capital Resources

      Our material sources and (uses) of cash during the year ended December 31, 2005 were:

      Cash provided by operations                            $ 3,422,986
      Payment for land use rights                             (3,622,361)
      Payment for land use rights, building improvements,
        and purchase of equipment                               (320,537)
      Changes to foreign currency exchange rate                  495,021
      Cash on hand at January 1, 2005                             24,891

      Our material sources and (uses) of cash during the year ended December 31, 2006 were:

      Cash provided by operations                            $ 3,799,345
      Loans to related parties                                  (239,456)
      Payment for land use rights                             (3,430,845)
      Payment for land use rights, building improvements,
        and purchase of equipment                               (669,441)
      Sale of assets                                              23,760
      Changes to foreign currency exchange rate                  494,628
      Cash on hand at January 1, 2006                             22,009

      As discussed in the "Business" section of this prospectus, we intend to develop an 848 acre commercial and residential development in Lantian, a city located approximately 23 miles from Xi'an and a 150 room hotel and resort in Xi'an. We have not started actual construction work on these projects.

       As of December 31, 2006 project expenditures for the mixed use development in Lantian were approximately $15,400,000 for the land use rights and approximately $1,400,000 for preliminary planning and design. We anticipate that the remaining costs to develop the project, excluding the remaining payment for the land use rights, will be approximately $64,000,000 over five years. We expect to begin construction on the property in 2007.

      As of December 31, 2006 project expenditures for the hotel and resort in Xian were $1,258,000 for the land use rights. We expect to complete the New Hainan hotel and resort project in 2008 and commence operations in 2009. The remaining costs to develop the project are expected to be approximately $10,000,000.

       Based upon the foregoing, our future capital requirements are:

                                                   Projected
Activity                                           Time Frame  Estimated Cost
--------                                           ----------  --------------

Pay remaining amount for land use rights
   for Lantian project                                  2007       $800,000
Construction and development costs -
   Lantian project                                 2007-2012    $64,000,000
Construction and development costs -
   New Hainan project                              2007-2008    $10,000,000

      We have financed our operations to date through the sale of our common stock and cash generated by our operations. As of March 31, 2007 expenditures for the Lantian and New Hainan projects have been funded with cash from our operations and proceeds from the sale of our common stock. We expect to finance the remaining costs for the Lantian and New Hainan projects through cash from our operations and loans. Loans would be collateralized by the property and issued in conjunction with the government. However, required financing may not be available to us, in which case the development of the projects may take additional time or we may be unable to develop the projects. At present, we do not have any lines of credit or other bank financing arrangements.

      Material changes in our assets and liabilities during the two years ended December 31, 2006 were:

     o Due From Related Parties - This receivable represents amounts primarily owed to us for management fees by Shaanxi New Taohuayuan Economy Trade Co., Ltd. ($490,305) and Shaanxi Wen Hao Zaliang Shifu, Ltd. ($277,920).

     o Long Term Assets - Represents amounts we have paid since 2003 for the right to use land for the Lantian project.

     o    Tax Payable - Represents amounts we have accrued for income taxes.

      We do not know of any trends, events or uncertainties that have, or are reasonably likely to have, a material impact on our short-term or long-term liquidity other than our need to pay the taxes and surcharges which we have accrued as liabilities on our December 31, 2005 balance sheet.

Restrictions on currency exchange

     Substantially all of our projected revenues and operating expenses are denominated in Renminbi. The Renminbi is currently freely convertible under the "current account", which includes dividends, trade and service-related foreign exchange transactions, but not under the "capital account", which includes foreign direct investment and loans.

     We may purchase foreign exchange for settlement of "current account transactions", including payment of dividends to our shareholders, without the approval of the State Administration for Foreign Exchange. We may also retain foreign exchange in our current account, subject to a ceiling approved by the State Administration for Foreign Exchange, to satisfy foreign exchange liabilities or to pay dividends. However, the Chinese government may change its laws or regulations and limit or eliminate our ability to purchase and retain foreign currencies in the future.

     Since a significant amount of our future revenues will be denominated in Renminbi, the existing and any future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund any business activities outside China or fund expenditures denominated in foreign currencies.

     Exchange rate fluctuations may adversely affect our financial performance because of our foreign currency denominated assets and liabilities, and may reduce the value, translated or converted, as applicable into U.S. dollars, of our net fixed assets, our earnings and our declared dividends. We do not engage in any hedging activities in order to minimize the effect of exchange rate risks. As of December 31, 2006 the currency exchange rate was 7.82 RMB for each U.S. dollar.

Reserves

     In accordance with current Chinese laws, regulations and accounting standards, we are required to set aside as a general reserve at least 10% of our respective after-tax profits. Appropriations to the reserve account are not required after these reserves have reached 50% of our registered capital. These reserves are created to fund potential operating losses and are not distributable as cash dividends. We are also required to set aside between 5% to 10% of our after-tax profits to the statutory public welfare reserve. In addition and at the discretion of our directors, we may set aside a portion of our after-tax profits for enterprise expansion funds, staff welfare and bonus funds and a surplus reserve. These statutory reserves and funds can only be used for specific purposes and may not be used for dividends.

Critical Accounting Policies and Estimates

      We prepare financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenue and expenses during the financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements as their application assists management in making their business decisions.

     Refer to Note 2 to our financial statement for our information concerning our significant accounting policies and recent accounting pronouncements.

Revenue recognition

     We generally recognize service revenues when persuasive evidence of an arrangement exists, services are rendered, the fee is fixed or determinable, and collectibility is probable. Service revenues are recognized net of discounts.

Foreign currency translation

     We consider Renminbi as our functional currency as a substantial portion of our business activities are based in Renminbi ("RMB"). However, we have chosen the United States dollar as our reporting currency.

     Transactions in currencies other than the functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are recorded in the statements of operations.

      For translation of financial statements into the reporting currency, assets and liabilities are translated at the exchange rate at the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated at the weighted average rates of exchange prevailing during the period. Translation adjustments resulting from this process are recorded in accumulated other comprehensive income (loss) within stockholders' equity.

Property, plant and equipment and depreciation

     Property,   plant  and  equipment  are  stated  at  cost  less  accumulated depreciation.

     The cost of an asset consists of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, are normally recognized as an expense in the period in which they are incurred. In situations where it can be clearly demonstrated that expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

     When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

     Depreciation is calculated to write off the cost of property, plant and equipment over their estimated useful lives as set out below, from the date on which they become fully operational and after taking into account their estimated residual values, using the straight-line method.

                                    BUSINESS

Taohuayuan Inn

     We own and operate the Taohuayuan Inn hotel and resort located in the northern suburbs of the city of Xi'an, province of Shaanxi in the PRC. The hotel is approximately 10 miles from downtown Xi'an and is readily accessible to downtown Xi'an by freeway. The Taohuayuan Inn is designed in the traditional Chinese village compound style in which six to eight rooms and one suite are located around individual courtyards. There are a total of 23 courtyards in the hotel representing 146 rooms and approximately 292 beds.

     The population of Shaanxi province is approximately 36,000,000 people and the population of the city of Xi'an is approximately 6,000,000 people. Xi'an is the capital of Shaanxi province and is located approximately 800 miles southwest of Beijing. Xi'an is a well-known tourist destination and is a center of higher education in the PRC with 46 public universities and 35 special purpose colleges located within Shaanxi province. Xi'an is also a well-known historical city considered to be one of four major tourist destinations in the PRC. Tourists are drawn to the city because 13 Chinese dynasties built their capital there and tourist attractions include the tombs of 71 emperors and the well-known terra cotta soldiers attraction.

     The Inn is a full-service hotel with automated air conditioning and heating systems, television, telephone, fully-equipped bathrooms, a gym and health club, swimming pool, fishing gardens, beauty and hair salons, restaurants, steam baths, tea services, karaoke services, mini bars and related guest services.

            The hotel employs approximately 300 persons organized into four departments. A production department which includes food and beverage, housekeeping and entertainment divisions, a sales department, an administration department which includes hotel managers, a human resource division, security division, finance division and a general hotel management department. The hotel employees are unionized and we believe our relations with our employees are satisfactory.

     The Taohuayuan Inn property consists of 163,611 square feet of buildings located on approximately 10 acres of land. The buildings are owned by us but the underlying real estate (as it is throughout the PRC) is owned by the government and provided to us under land use rights through the year 2065. We paid a one-time fee of $1,567,000 for the land use rights covering the real estate underlying the Taohuayuan Inn. The land use rights permit us to operate a hotel or resort on the property. There is no restriction on our ability to transfer our land use rights.

     The Taohuayuan Inn attracts both business and leisure travelers seeking upscale amenities and quality designed and decorated rooms at competitive prices, all under the design of a traditional Chinese inn. The average room occupancy rate in 2006 was 71% and the average daily room rate for 2006 was $38.00.

     Our room rates are set by the PRC government and are priced at rates which are approximately 20% below that of competitive hotels in the Xi'an metropolitan area. Our room rates are less than those of our primary competitors because we offer traditional Chinese-style accommodations rather than the more expensive western accommodations which are offered by our competitors.

     We market the Taohuayuan Inn by emphasizing our traditional Chinese design and through organizing and offering to our customers free entertainment and music shows in the theme of traditional Chinese festivals and folk art. Advertising includes magazine and other print media and communications with travel agencies.

DongJin Taoyuan Villas

     In January 2004 we entered into a five year management agreement to manage DongJin Taoyuan Villas, a hotel and resort property in the outskirts of Xi'an approximately 10 miles from downtown. We have managed the property, under similar management agreements, since 1997. Vacation villas, also known as vacation villages, would generally be considered in the U.S. as destination resort and convention hotels. DongJin Taoyuan Villas, which is owned by Shaanxi New Taohuayuan Economy Trade Co., Ltd., our largest stockholder, is a self-contained hotel property covering 75 acres and providing most of the recreational amenities required for a family staying on the property for a week or longer. The hotel covers 15 acres and is comprised of 17 buildings with 84 rooms and 168 beds. Room rates range from $43 to $120 per night. The hotel provides the same facilities, services and amenities as the Taohuayuan Inn and also offers traditional Chinese opera shows.

     Under the terms of the management agreement with Shaanxi New Taohuayuan Economy Trade Co., Ltd. we receive a fixed fee of approximately $428,000 annually plus a bonus of 15% of the excess of actual revenue over targeted revenue in exchange for providing all services relating to the operation of the property. We did not achieve targeted revenues in 2004, 2005 or 2006 and did not earn a bonus for managing this property. Refer to Note 4(c) to our financial statements for information concerning the amount we have received for managing this hotel and resort.

     This property closed for major remodeling in 2006 and is expected to reopen in May 2007.

     Our agreement for the management of this property does not contain any termination provisions, other than those which are typically found in contracts and which are based upon a breach of contract. The management agreement may be renewed or amended with our consent and that of Shaanxi New Taohuayuan Economy Trade Co., Ltd.

Wenhao Restaurant Management

     In January 2004 we entered into a five year management agreement with Shaanxi Wenhao Zaliang Shifu, Ltd., an affiliate, to manage a chain of three traditional Chinese restaurants in the PRC. We have managed restaurants for this company since 1997. Two of the restaurants are in Xi'an, and one is in Beijing. The Wenhao restaurants serve a traditional Chinese village cuisine with emphasis on fresh and healthy foods and ingredients such as fresh fruits and vegetables and grains.

     Under the terms of the management agreement, we receive a management fee of approximately $1,039,000 plus a bonus of 15% of the excess of actual revenue over targeted revenue in exchange for providing all services relating to the operation of the restaurants. We are fully responsible for the operation of the restaurants. We did not achieve targeted revenues in 2004, 2005 or 2006. Refer to Note 5 to our financial statements for information concerning the amount we have received for managing these restaurants.

     Our agreement for the management of this property does not contain any termination provisions, other than those which are typically found in contracts and which are based upon a breach of contract. The management agreement may be renewed or amended with our consent and that of Shaanxi Wenhao Zaliang Shifu, Ltd.

Future Developments and Strategy

       We purchased land use rights covering approximately 848 undeveloped acres in the city of Lantian for a one-time cost (including taxes) of $16,198,000. Lantian is located approximately 23 miles from Xi'an. The land use rights, which expire in 2045, permit us to use the land to build a mixed-use development that will include condominium units, hotel rooms, single family residences, educational facilities and commercial developments. As of December 31, 2006 project expenditures were approximately $15,400,000 for the land use rights and approximately $1,400,000 for preliminary planning and design. We anticipate that the remaining costs to develop the project will be approximately $64,000,000 over five years. We expect to begin construction on the property in 2007. We will supervise the design, construction and development of this project. We will operate the project once it is complete.

     We have also obtained land use rights covering approximately 7.5 undeveloped acres in Xi'an for a one time cost of $1,258,000. The land use rights, which expire in 2037, permit us to build a new 150 room, 270 bed, hotel and resort on the property. The new development, named the New Hainan hotel and resort, will be water oriented with the hotel surrounding a one-acre pool. Smaller pools and beaches will compliment the main pool. As of December 31, 2006 project expenditures, exclusive of the amounts paid for the land use rights, were minimal. We expect to complete the New Hainan hotel and resort project in 2008 and commence operations in 2009. The remaining costs to develop the project are expected to be approximately $10,000,000. We will supervise the design, construction and development of this project. We will operate the project once it is complete.

      As of March 31, 2007 expenditures for the Lantian and New Hainan projects have been funded with cash from our operations and proceeds from the sale of our common stock. We expect to finance the remaining costs for the Lantian and New Hainan projects through cash from our operations and loans. Loans would be collateralized by the property and issued in conjunction with the government. As of March 31, 2007 we did not have any firm commitments from any third party with respect to financing either project. If required financing is not be available the development of the projects may take additional time or we may be unable to develop the projects.

Competition

      There are numerous upscale hotels in the Xi'an metropolitan area. Competition among hotels primarily involves the age and location of the hotel and the quality of services provided, since amenities tend to be consistent among all upscale properties. Our competitors all have recognized trade names, international reservation systems, greater resources and longer operating histories than we, and accordingly, we are at a competitive disadvantage in these areas. However, we offer the only traditional upscale Chinese hotels, offer similar amenities at slightly lower prices and believe that we can continue to compete successfully in the hotel industry.

      The DongJin Taoyuan Vacation Villas which we manage competes with three other vacation village or convention-style hotels in the Shaanxi area. Each of these properties is independently owned, not part of a franchise or reservation system, and is located outside the market area of our hotel.

      The three Wenhao restaurants compete with numerous mid-priced restaurants in their respective markets. We believe the Wenhao restaurants successfully compete due to their emphasis on menu items from China's Yellow River Valley.

PRC Laws and Regulations Affecting Our Business

      We are regulated in accordance with the PRC's Foreign Invested Enterprise Law and Wholly Foreign-Owned Enterprise Law, or WFOE Law. Article 8 of the WFOE Law provides that an enterprise with foreign capital meets the conditions for being considered a legal person under PRC law and shall acquire the status of a PRC legal person, in accordance with the law.

      Further, the WFOE Law provides in Article 4 that the investments of a foreign investor in the PRC, the profits it earns and its other lawful rights and interests are protected by PRC law. Article 5 of the WFOE Law also states that the PRC cannot nationalize or requisition any enterprise with foreign capital. Under special circumstances, when public interest requires, enterprises with foreign capital may be requisitioned by legal procedures and appropriate compensation must be made.

      The first two provisions set forth above reflect the principle that the PRC must protect the interests of the foreign investor. The third provision reflects the power of all national governments, including the United States, to nationalize private property under certain circumstances. Those Articles, combined with the Foreign Invested Enterprise laws, provide that the PRC government cannot have an intrusive role in the affairs of a Foreign Invested Enterprise company. To the contrary, those laws place a continuing duty on the government to ensure that the rights of foreign investors in Foreign Invested Enterprise companies, as expressed in the approved provisions of Articles of Association, are protected and preserved.

      Based upon the foregoing, and subject to limitations on converting currency and statutory reserve requirements, we do not believe there are any limitations concerning our ability to access the assets held by Shaanxi, a PRC corporation which is our wholly owned subsidiary.

The PRC Legal System

      The practical effect of the PRC's legal system on our business operations in the PRC can be viewed under two separate but intertwined considerations.

      First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the corporation laws of U.S. states.

       Similarly, the PRC's accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. The PRC accounting laws require that an annual "statutory audit" be performed in accordance with PRC's accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with PRC accounting laws. Article 14 of the PRC's Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation.

      Second, while the enforcement of substantive rights may appear less clear than U.S. procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are PRC registered companies which enjoy the same status as other PRC registered companies in business-to-business dispute resolution. Therefore, as a practical matter, although no assurances can be given, the PRC's legal infrastructure, while different in operation from its U.S. counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Earnings and Distributions of the FIE's

      The Wholly-Foreign Owned Enterprise laws provide for and guarantee the distribution of profits to foreign investors in PRC Foreign Invested Enterprises.

      Article 19 of the PRC's Wholly Foreign Owned-Enterprise Law provides that a foreign investor may remit abroad profits that are earned by a Foreign Invested Enterprise, as well as other funds remaining after the enterprise is liquidated.

Taxes

      All of our income is generated in the PRC and is subject to a corporate income tax rate of 33% (30% state income tax and 3% local income tax).

      Because PRC business is a controlled foreign corporation, for U.S. federal income tax purposes, we may be required to include it in our gross income for U.S. tax purposes:

     o Those companies' "Subpart F" income, which includes certain passive income and income from certain transactions with related persons, whether or not this income is distributed to it; and
     o    Increases  in those  companies'  earnings  invested  in  certain  U.S.
          property.

     Based on our current and expected income, assets and operations, we believe that we will not experience significant U.S. federal income tax consequences under the controlled foreign corporation rules.

Regulation of Hotel Room Rates

      Room rates in the Shaanxi province are established by the Shaanxi Price Bureau. Room rates are established for each hotel or resort in the Shaanxi Province and are based upon a number of factors, including the quality of the property and amenities offered. Room rates may be changed at any time by the Shaanxi Price Bureau based upon economic conditions in China.

Required Statutory Reserve Funds

      In accordance with current Chinese laws, regulations and accounting standards, we are required to set aside as a general reserve at least 10% of our respective after-tax profits. Appropriations to the reserve account are not required after these reserves have reached 50% of our registered capital. These reserves are created to fund potential operating losses and are not distributable as cash dividends. We are also required to set aside between 5% to 10% of our after-tax profits to the statutory public welfare reserve. In addition and at the discretion of our directors, we may set aside a portion of our after-tax profits for enterprise expansion funds, staff welfare and bonus funds and a surplus reserve. These statutory reserves and funds can only be used for specific purposes and may not be used for dividends.

      Although we do not intend to pay dividends, the requirements pertaining to funding statutory reserves may limit our ability to pay dividends in the future.

Political and Trade Relations with the United States

     Political and trade relations between the U.S. and the PRC government within the past five years have been volatile and may continue to be in the future. Major causes of this volatility include the U.S.'s considered revocation of the PRC's Most Favored Nation trade status, illegal transshipments of textiles from the PRC to the U.S., issues surrounding the sovereignty of Taiwan, and the U.S.'s bombing of the PRC's embassy in Yugoslavia. While these factors have had no direct connection to our operations, other on-going causes of volatility, including the protection of intellectual property rights within the PRC and sensitive technology transfer from the U.S. to the PRC have closer potential connection to our operations. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause difficulties in our operations in the PRC marketplace.

Economic Reform Issues

     Although the majority of productive assets in the PRC are owned by the PRC government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

     o    We will be able to capitalize on economic reforms;
     o The PRC government will continue its pursuit of economic reform policies;
     o    The economic policies, even if pursued, will be successful;
     o    Economic policies will not be significantly altered from time to time;
          and
     o Business operations in the PRC will not become subject to the risk of nationalization.

     Since 1978, the PRC government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within the PRC, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

     Recently, there have been indications that rates of in the PRC inflation have increased. In response, the PRC government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the PRC currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the PRC economy. The PRC may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

      There can be no assurance that the reforms to the PRC's economic system will continue or that we will not be adversely affected by changes in the PRC's political, economic, and social conditions and by changes in policies of the government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

General Information

     As of March 31, 2007 we had 295 employees including our executive officers. Our employees are unionized and we believe that our relations with our employees are good.

     We believe our properties are adequately insured.

     The cost of compliance with environmental laws in China has been, and is not expected to be, material.

     Our website is www.xintaohuayuan.com.

                                   MANAGEMENT

Directors and Executive Officers

     The names, ages and positions held by our executive officers and directors are set forth below.

                           Officer/Director
Name             Age       Position                                    Since
----             ---       ----------------                            -----

Chen Jingmin     53        Chairman of the Board of Directors           1997
Cai Danmei       45        Chief Executive Officer, Chief Financial
                           Officer and a Director                       1997
Liu Bo           29        Secretary and a Director                     2004
Hu Yangxiong     44        Director                                     2002
Yang Erping      51        Director                                     2004
Zhao Jianwen     47        Director                                     2004
Wang Changzhu    50        Director                                     2004

     Directors serve in such capacity until the next annual meeting of our stockholders and until their successors have been elected and qualified. Our officers serve at the discretion of our Board of Directors, until their death, or until they resign or have been removed from office.

     Chen Jingmin is our founder and has been the chairman of our board of directors since 1997. From 1993 to 1997 he was the General Manager of Shaanxi Wenhao Zaliang Shifu, Ltd. with which we currently have a management agreement.

     Cai Danmei has been our Chief Executive Officer and Chief Financial Officer since our inception in 1997. Since 1993 she has also been an executive officer of Shaanxi Wenhao Zaliang Shifu, Ltd. with which we have a management agreement.

     Liu Bo graduated from Shaanxi Finance and Economics College in 1999. Ms. Liu Bo was the Corporate Secretary and a Director of Jinhua Group, Ltd. between 2000 and 2004. Since 2004 she has been our Corporate Secretary and a Director.

     Hu Yangxiong was employed by Shaanxi Aviation Industry Bureau, a government agency, as a Senior Accountant and previously as Vice President of the accounting office from 1991 to 2002. He is a Certified Public Accountant and since 2002 has acted as an accounting consultant.

     Yang Erping was Secretary to the Governor of Shaanxi Province from 1995 to 2000. From 2000 to 2003 he was the Chief Information Officer for the Shaanxi Province Government and from 2003 to the present he has been a Vice Professor of the Xi'an Finance Institute Management School.

     Zhao Jianwen has been the Chief Secretary of the Shaanxi Folk Artist Association since 1981.

     Wang Changzhu has been the Senior Editor and a Director of Shaanxi Television station since 1983.

     Our Audit Committee is composed of Messrs. Hu (Chairman), Yang and Zhao. Mr. Hu is the financial expert on our Audit Committee. Our Compensation Committee is comprised of Messrs. Yang (Chairman), Zhao and Wang. All of these directors are independent directors as defined in section 121(a) of the listing standards of the American Stock Exchange.

      Hu Yangxiong, Yang Erping, Zhao Jianwen and Wang Changzhu are independent directors as that term is defined in section 121(a) of the listing standards of the American Stock Exchange.

      We have not adopted a Code of Ethics which is applicable to our principal executive, financial, and accounting officers and persons performing similar functions.

Executive Compensation

      The following table sets forth in summary form the compensation received by (i) our Chief Executive Officer and (ii) by our two other executive officers during the two years ended December 31, 2006.

Summary Compensation Table

                                                                All
Name                                                            Other
and                                        Restricted           Annual
Principal                                    Stock     Option   Compen-
Position            Year  Salary  Bonus      Awards    Awards   sation    Total
--------------------------------------------------------------------------------
Chen Jingmin,       2006        0     0        0         0        0        0
Chairman            2005        0     0        0         0        0

Cai Danmei,         2006  $10,644     0        0         0        0  $10,644
Chief Executive     2005   $5,968     0        0         0        0 $  5,968
and Financial Officer

Liu Bo,             2006   $2,993     0        0         0        0$   2,993
Secretary           2005   $2,993     0        0         0        0$   2,993

     In May 2004 we entered into three-year employment agreements with Mr. Chen, Ms. Cai and Ms. Liu which provide for annual salaries of $0, $4,500 and $2,900, respectively. Each employment contract provides that we will pay for the employee's medical and accident insurance and that the employee will have two weeks of paid vacation per year. The employment agreements do not prevent the employees from competing with us during or after their employment with us.

      During the year ended December 31, 2006 we paid Ms. Cai an additional $512 per month as a result of her seniority with us.

      During the year ended December 31, 2006 we did not compensate any person for serving as a director.

      We have not granted or sold any options for the purchase of our common stock.

Transactions with Related Parties

     On December 6, 2004 we merged Shaanxi New Taohuayuan Culture Tourism Co., Ltd., a PRC company organized in September 1997, into us. In connection with this merger we issued 17,027,328 shares of our common stock to the shareholders of Shaanxi New Taohuayuan Culture Tourism Co., Ltd. The purpose of the merger was to redomicile us as a Nevada corporation. In correction with the merger, the following members of our management and affiliates received shares of our common stock:

     o    Chen Jingmin, 154,799 shares;

     o    Cai Danmei, 52,632 shares; and

     o    The following companies which are controlled by Chen Jingmin:

              Shaanxi New Taohuayuan Economy Trade Co., Ltd., 2,204,025 shares.

              Shaanxi Kangze Economic and Trade Ltd.; 541,796 shares
              Shanaxi Wenhao Restaurant Ltd.; 309,598 shares
              Shaanxi Taohuayuan Real Estate Development Ltd.; 77,399 shares,and Shaanxi Traditional Decoration Ltd.; 77,399 shares

     We currently  receive  management fees from Shaanxi New Taohuayuan  Economy
Trade Co., Ltd., our largest stockholder, for managing its DongJin Taoyuan Villas and from Shaanxi Wenhao Zaliang Shifu, Ltd., for managing its three restaurants. Shaanxi New Taohuayuan Economy Trade Co., Ltd. and Shaanxi Wenhao Zaliang Shifu, Ltd. are controlled by Chen Jingmin, our chairman. Details regarding our management agreements, which were not negotiated at arms length, with respect to these properties can be found in the "Business" section of this prospectus.

     As of December 31, 2006 Shaanxi New Taohuayuan Economy Trade Co. Ltd. owed us $490,305 for management fees. As of December 31, 2006 Shaanxi Wenhao Zaliang Shifu, Ltd. owed us $277,920 for management fees.

      In January 2007 we sold 1,699,999 shares of our common stock to Rising Star Holdings Investment Corporation at a price of $0.05 per share. In January 2007 Rising Star Holdings also agreed to act as our investor relations consultant.

                             PRINCIPAL SHAREHOLDERS

            The following table shows, as of March 31, 2007, the common stock ownership of (i) each person known by us to be the beneficial owner of five percent or more of our common stock, (ii) each director individually and (iii) all officers and directors as a group. Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial. The address of each owner is in care of us at 1# Dongfeng Road, Xi'an Weiyang Tourism Development District, Xi'an, China.

                                           Number           Percent
      Name                                of Shares        of Class
      ----                                ---------        --------

      Chen Jingmin                      3,365,016 (1)          18%
      Cai Danmei                           52,632              .2%
      Liu Bo                                   --              --
      Hu Yangxiong                             --              --
      Yang Erping                              --              --
      Zhao Jianwen                             --              --
      Wang Changzhu                            --              --
      Rising Star Holdings Investment
          Corporation                   1,699,999             9.1%
      All officers and directors
            as a group (7 persons)      3,417,648            18.2%

(1) Includes shares owned by Shaanxi New Taohuyuan Economy Trade Co., Ltd. (2,204,025) Shaanxi Kangze Economic Trade Ltd. (541,796), Shaanxi Wenhao Restaurant Ltd. (309,598), Shaanxi Taohuayuan Real Estate Development Ltd. (77,399) and Shaanxi Traditional Decoration Ltd. (77,399) Chen Jingmin controls these companies and may be considered the beneficial owner of their shares.

      The address of each shareholder listed above, with the exception of Rising Star Holdings Investment Corporation, is in care of us at 1# Dongfeng Road, Xi'an Weiyang Tourism Development District, Xi'an, China. The address of Rising Star Holdings Investment Corporation is 16th Floor, Prince's Building, 10 Chater Road, Hong Kong.

                  SELLING SHAREHOLDER AND PLAN OF DISTRIBUTION

      Rising Star Holdings Investment Corporation, one of our shareholders, plans to offer 1,699,999 shares of our common stock by means of this prospectus. Rising Star purchased these shares from us in January 2007 at a price of $0.05 per share. Rising Star is sometimes referred to in this prospectus as the selling shareholder.

      We will not receive any proceeds from the sale of the shares by the selling shareholder. Although we will pay all costs of registering the shares offered by the selling shareholder the selling shareholders will pay all sales commissions and other costs the sale of the shares.

                                                            Shares ownership
                                                           after this Offering
                             Shares    Shares to be sold  ----------------------
Selling Shareholder          Owned      in this Offering  Number             %
-------------------          -----     -----------------  ------           -----

 Rising Star Holdings      1,699,999        1,699,999         --             --

Plan of Distribution

     The shares of our common stock which the selling shareholder may offer for resale will be sold at then prevailing market prices or privately negotiated prices in one or more of the following transactions:

     o    Block transactions;
     o Transactions on the OTC Bulletin Board or on such other market on which our common stock may from time to time be trading;
     o    Privately negotiated transactions;
     o    Through the writing of options on the shares;
     o    Short sales; or
     o    Any combination of these transactions.

     The sale price to the public in these transactions may be:

     o    The market price prevailing at the time of sale;
     o    A price related to the prevailing market price;
     o    Negotiated prices; or
     o Such other price as the selling stockholder determine from time to time.

     The selling shareholder may also sell its shares pursuant to Rule 144 under the Securities Act of 1933.

     The selling shareholder may also sell its shares directly to market makers and/or broker-dealers acting as agents for their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of these shares for whom such broker-dealers may act as agent. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares may do so for their own account and at their own risk. It is possible that the selling shareholder will attempt to sell its shares in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares offered by this prospectus will be sold by the selling shareholder. Upon effecting the sale of any shares of our common stock offered under this prospectus, the selling shareholder and any brokers, dealers or agents, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

     Alternatively, the selling shareholder may sell all or any part of its shares through an underwriter. The selling shareholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling shareholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

     The selling shareholder will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if it considers the purchase price to be unsatisfactory at any particular time.

     The selling shareholder and any other persons participating in the sale or distribution of its shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict the activities of, and limit the timing of purchases and sales of any shares of our common stock by the selling shareholder. Furthermore, pursuant to Regulation M, a person engaged in a distribution of securities is prohibited from bidding for, purchasing or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling shareholder. These regulations may affect the marketability of the shares of our common stock.

      The selling shareholder is not a broker/dealers and is not affiliated with any broker/dealer.

                          DESCRIPTION OF CAPITAL STOCK

General

     We are authorized to issue 50,000,000 shares of our common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. See "Business-PRC Laws and Regulations Affecting our Business" for information concerning PRC laws and regulations which could impact the rights of our shareholders or limit our ability to pay dividends.

Common Stock

     As of the date of this prospectus we had 18,727,327 outstanding shares of common stock held by approximately 1,000 stockholders. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefor subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

     Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

     We are authorized to issue 10,000,000 shares of $.001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of Preferred Stock outstanding.

Dividends

     We do not intend to pay dividends on our capital stock in the foreseeable future.

Transfer Agent

     Corporate Stock Transfer, Inc., Denver, Colorado, is our transfer agent.

                                 INDEMNIFICATION

      Our Articles of Incorporation provide that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

     Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                     EXPERTS

     Our audited financial statements included in this prospectus as of and for the years ended December 31, 2005 and 2006 have been included in reliance on the reports of Michael Pollack, CPA, an independent registered certified public accountant, given on the authority of Mr. Pollack as an expert in accounting and auditing.

      Effective August 7, 2006 we dismissed Moores Rowland Mazars ("Moores Rowland") as our independent certified public accountants. Moores Rowland audited our financial statements for the fiscal years ended December 31, 2004 and 2005. The reports of Moores Rowland for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, the reports of Moores Rowland for these fiscal years included an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. During our two most recent fiscal years and subsequent interim period ended August 7, 2006 there were no disagreements with Moores Rowland on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moores Rowland, would have caused it to make reference to such disagreements in its report.

      Effective August 7, 2006 we hired Michael Pollack CPA, as our independent registered public accounting firm.

      Michael Pollack did not provide us with any advice regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. During the two most recent fiscal years and subsequent interim period ended August 7, 2006, we did not consult with Mr. Pollack regarding any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

      The change in our independent registered public accountants was recommended and approved by our directors and our audit committee.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to New Taohuayuan Culture Tourism Co., Ltd. and our common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement. Following the effective date of the prospectus, we will be required to file periodic reports with the Securities and Exchange Commission, including quarterly reports, annual reports which include our audited financial statements and proxy statements. The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
                        CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2006 AND 2005

                          INDEX TO FINANCIAL STATEMENTS


                                                                        Pages

Report of Independent Registered Public Accounting Firm                    1

Consolidated Balance Sheet as of December 31, 2006 and 2005 (Restated)     2

Consolidated Statements of Income and Accumulated Other
 Comprehensive Income for the Years Ended December 31, 2006
 and 2005 (Restated)                                                       3

Consolidated Statement of Changes in Stockholders' Equity for the
   Years Ended December 31, 2006 and 2005 (Restated)                       4

Consolidated Statements of Cash Flows for the Years Ended
    December 31, 2006 and 2005 (Restated)                                  5

Notes to Consolidated Financial Statements                              6-20

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
New Taohuayuan Culture Tourism Company Limited

I have audited the accompanying consolidated balance sheet of New Taohuayuan Culture Tourism Company Limited. (the "Company") as of December 31, 2006 and 2005 and the related consolidated statements of income and accumulated other comprehensive income, changes in stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. I was not engaged to perform an audit of the Company's internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Taohuayuan Culture Tourism Company Limited as of December 31, 2006 and 2005, and the results of its consolidated statements of income and accumulated other comprehensive income, changes in stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005 in conformity with U.S. generally accepted accounting principles.



/s/ Michael Pollack CPA
Cherry Hill, NJ
February 23, 2007

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2006 AND 2005
                                    (IN US$)

ASSETS
                                                          2006            2005
                                                          ----            ----

(RESTATED)
Current Assets:
  Cash and cash equivalents                           $  46,394       $  68,403
  Accounts receivable                                    37,745          19,986
  Inventories                                            33,705          44,102
  Prepaid expenses and other current assets               9,786          39,378
  Due from related parties                              948,123         708,667
                                                    -----------      ----------
       Total Current Assets                           1,075,753         880,536
                                                    -----------      ----------

  Fixed assets, net of depreciation                   9,320,801       8,929,407
                                                    -----------      ----------

Other Assets:
  Long-term assets                                   18,666,100      15,235,255
  Deferred tax assets                                    56,323              --
                                                    -----------      ----------
      Total Other Assets                             18,722,423      15,235,255
                                                    -----------      ----------
TOTAL ASSETS                                        $29,118,977     $25,045,198
                                                    ===========     ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
  Accounts payable and accrued expenses           $     943,473     $   841,975
  Deferred tax liability                                     --          36,834
  Taxes payable                                       3,300,733       1,914,283
                                                    -----------      ----------
      Total Current Liabilities                       4,244,206       2,793,092
                                                    -----------      ----------

Commitments and contingencies
      Total Liabilities                               4,244,206       2,793,092
                                                    -----------      ----------

STOCKHOLDERS' EQUITY
  Preferred stock, $.001 Par Value; 10,000,000
   shares authorized and 0 shares issued and
   outstanding                                               --              --
  Common stock, $.001 Par Value; 50,000,000
   shares authorized and 17,027,328 shares
   issued and outstanding                                17,027          17,027
  Additional paid-in capital                         14,922,428      14,922,428
  Statutory reserves                                  1,822,088       1,587,771
  Retained earnings                                   6,845,461       5,229,859
  Accumulated other comprehensive income (loss)       1,267,767         495,021
                                                    -----------      ----------
      Total Stockholders' Equity                     24,874,771      22,252,106
                                                    -----------      ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $29,118,977     $25,045,198
                                                   ============     ===========

The accompanying notes are an integral part of the consolidated financial statements.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
                    CONSOLIDATED STATEMENTS OF OPERATIONS AND
                     ACCUMULATED OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                                    (IN US $)

                                                           December 31,
                                                       -------------------
                                                       2006           2005
                                                                    (RESTATED)
OPERATING REVENUES
   Catering and hotel related services income      $ 3,933,958    $ 3,767,218
   Management, rental and laundry income             1,673,489      1,411,312
                                                  ------------   ------------

      TOTAL OPERATING REVENUES                       5,607,447      5,178,530

COST OF REVENUES                                       980,883        953,384
                                                  ------------   ------------

GROSS PROFIT                                         4,626,564      4,225,146
                                                  ------------   ------------

OPERATING EXPENSES
   Salaries and wage related expenses                  376,522        326,414
   General and administrative fees                     904,172        437,674
   Depreciation, amortization and impairment           526,702        501,131
                                                  ------------   ------------
        Total Operating Expenses                     1,807,396      1,265,219
                                                  ------------   ------------

INCOME BEFORE OTHER INCOME (EXPENSE)                 2,819,168      2,959,927

OTHER INCOME (EXPENSE)
   Interest income                                       1,026          1,239
   Loss on disposal of assets                           (5,703)            --
                                                  ------------   ------------
       Total Other Income (Expense)                     (4,677)         1,239
                                                  ------------   ------------

NET INCOME BEFORE PROVISION FOR
    INCOME TAXES                                     2,814,491      2,961,166
 Provision for Income Taxes                           (964,572)      (929,157)
                                                  ------------   ------------
NET INCOME APPLICABLE TO COMMON SHARES             $ 1,849,919    $ 2,032,009
                                                  ============   ============

NET EARNINGS PER BASIC AND DILUTED SHARES         $       0.11    $      0.12
                                                  ============   ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                              17,027,328     17,027,328
                                                  ============   ============

COMPREHENSIVE INCOME
    Net income                                     $ 1,849,919    $ 2,032,009
    Other comprehensive income
       Currency translation adjustments                772,746        495,021
                                                  ------------   ------------
Comprehensive income                               $ 2,622,665    $ 2,527,030
                                                  ============   ============

The accompanying notes are an integral part of the consolidated financial statements.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                    (IN US $)



                                                                                                           Accumulated
                                                                      Additional                             Other
                                                 Common Stock          Paid-in    Statutory    Retained  Comprehensive
                                            Shares          Amount     Capital    Reserves     Earnings      Income       Total
                                            ------          ------    ----------  ---------    --------  -------------    -----

Balance December 31, 2004, restated       17,027,328    $   17,027   $14,922,428 $ 1,271,817  $ 3,511,069  $      --   $19,722,341

Transfer of statutory reserves                    --            --            --     315,954     (313,219)        --         2,735

Allocation of noncontrolling interest             --            --            --          --           --         --            --

Net income for the year ended
 December 31, 2005, as previously
 reported                                         --            --            --          --    1,051,996    352,710     1,404,706

Prior period adjustment, see Note 10              --            --            --          --      980,013    142,311     1,122,324
                                         -----------  ------------  ------------ ----------- ------------ ----------- ------------
Net income for the year ended
    December 31, 2005                             --            --            --          --    2,032,009    495,021     2,527,030
                                         -----------  ------------  ------------ ----------- ------------ ----------- ------------
Balance December 31, 2005                 17,027,328        17,027    14,922,428   1,587,771    5,229,859    495,021    22,252,106

Transfer of statutory reserves                    --            --            --     234,317     (234,317)        --            --

Net income for the year ended
   December 31, 2006                              --            --            --          --    1,849,919    772,746     2,622,665
                                         -----------  ------------  ------------ ----------- ------------ ----------- ------------

Balance December 31, 2006                 17,027,328   $    17,027   $14,922,428  $1,822,088   $6,845,461 $1,267,767   $24,874,771
                                         ===========  ============  ============ =========== ============ ==========  ============



The accompanying notes are an integral part of the consolidated financial statements.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                                    (IN US $)

                                                        2006           2005
                                                    ---------------------------
                                                                     (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                         $  1,849,919   $  2,032,009
                                                    -------------  -------------
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation, amortization and impairment              526,702        501,131
     Loss on disposal of fixed assets                      5,703              -

  Changes in assets and liabilities
     (Increase) decrease in accounts receivable          (17,759)        11,041
     Decrease  in inventory                               10,397            759
     (Increase) decrease in prepaid expenses and other
       current assets                                      29,59       (430,504)
     Increase (decrease) in accounts payable
       and accrued expenses                              101,498        (40,287)
     Increase in income taxes payable                  1,386,450      1,415,855
     (Increase) in deferred taxes                        (93,157)       (67,018)
                                                    -------------  -------------
     Total adjustments                                 1,949,426      1,390,977
                                                    -------------  -------------
     Net cash provided by operating activities         3,799,345      3,422,986
                                                    -------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES
 (Increase) decrease in advances to related parties     (239,456)             -
 (Increase) in long-term assets                       (3,430,845)    (3,622,361)
 (Acquisitions) of fixed assets                         (669,441)      (320,537)
 Disposition of fixed assets                              23,760              -
                                                    -------------  -------------
      Net cash (used in) investing activities         (4,315,982)    (3,942,898)
                                                    -------------  -------------
Effect of foreign currency translation                   494,628        495,021
                                                    -------------  -------------
NET (DECREASE) IN
    CASH AND CASH EQUIVALENTS                            (22,009)       (24,891)

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                   68,403         93,294
                                                    -------------  -------------
CASH AND CASH EQUIVALENTS - END OF PERIOD           $     46,394   $     68,403
                                                    =============  =============


The accompanying notes are an integral part of the consolidated financial statements.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 -    ORGANIZATION AND BASIS OF PRESENTATION
            --------------------------------------

            New Taohuayuan Culture Tourism Company Limited (the "Company") was incorporated under the laws of the State of Nevada on November 3, 2004. The Company is an investment holding company.

            Shaanxi New Taohuayuan Culture Tourism Company Limited ("Shaanxi THY") was incorporated in the People's Republic of China ("PRC") on August 3, 1997 as a limited liability company. Shaanxi THY operates a resort in Xi'an, in the PRC, providing catering, hotel and related services.

            Pursuant to an agreement and plan of migratory merger between the Company and Shaanxi THY on November 5, 2004, the Company acquired Shaanxi THY by issuing 17,027,328 shares of its common stock to the original shareholders of Shaanxi THY in exchange for 100% of their membership interests (the "Merger"). As a result, the controlling member of Shaanxi THY has effective and actual operating control of the Company. The Merger was approved by the Shaanxi Ministry of Commerce on November 24, 2004. Since then, Shaanxi THY has become a wholly owned subsidiary of the Company and its status has changed to a wholly owned foreign owned enterprise.

            Since the Company had no operations or net assets prior to the Merger, the Merger was considered to be a capital transaction in substance, rather than a business combination and no goodwill was recognized. For financial reporting purposes, the Merger was treated as a reverse acquisition whereby Shaanxi THY is considered to be the accounting survivor and the operating entity while the Company is considered to be the legal survivor.

            On that basis, the historical financial information presented is that of Shaanxi THY. The historical stockholders' equity accounts of the Company have been retroactively restated to reflect the issuance of the 17,027,328 shares of common stock since the beginning of the periods presented. The difference between the par value of the shares issued for the Merger and the par value of the shares of Shaanxi THY is recorded as additional paid-in capital.

            As noted in Note 10, the Company has restated its consolidated financial statements to adjust certain tax accrual and accruals for tax surcharges (penalties and interest) previously recorded. The net effect of the adjustments was an increase in net income of the Company for the year ended December 31, 2005 of $980,013 from a net income of $1,051,996 to a net income of $2,032,009. The adjustments increased the earnings (loss) per share $0.06 from $0.06 to $0.12.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005


NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            ------------------------------------------

            Principles of Consolidation
            ---------------------------

            The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

            Use of Estimates
            ----------------

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

            Economic and Political Risks

            The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

            The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

            Cash and Cash Equivalents
            -------------------------

            The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents. The Company maintained $5,105 and $4,668 as of December 31, 2006 and 2005, respectively in cash on hand. The remainder of the cash was in financial institutions.

                NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
            ------------------------------------------------------

            Comprehensive Income
            --------------------

            The Company adopted Statement of Financial Accounting Standards No, 130, "Reporting Comprehensive Income," (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

            Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

            Inventory
            ---------

            Inventory is valued at the lower of cost or market. Inventory includes raw materials and consumables.

            Potential losses from obsolete and slow-moving inventories are provided for when identified. Cost, which comprises all costs of purchase and, where applicable, other costs that have been incurred in bringing their inventories to their present location and condition, is calculated using the first-in, first-out method.

            Fair Value of Financial Instruments
            -----------------------------------

            The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, trade receivables and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

            Currency Translation
            --------------------

            The Company's functional currency is that of the PRC which is the Chinese Renminbi (RMB). The reporting currency is that of the US Dollar. Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The period end RMB to US dollar as of December 31, 2006 and 2005 were 7.82 and 8.08, respectively, and the average period RMB to the US dollar for 2006 and 2005 were 7.95 and 8.18, respectively. The RMB is not freely convertible into foreign currency and all foreign currency exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollar at the rates used in translation. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the years ended December 31, 2006 and 2005, the Company recorded approximately $772,746 and $495,021 in transaction gains as a result of currency translation.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
            ------------------------------------------------------

            Revenue Recognition
            -------------------

            The Company generates revenue from catering, hotel and related services. Revenue is generally recognized: (a) when persuasive evidence of an arrangement exists; (b) when services are rendered;
            (c) when the fee is fixed or determinable; and (d) when collectibility is reasonably assured. Such service revenues are recognized net of discounts.

            The Company also generates management fee income in accordance with Shaanxi New Taohuayuan Economy Trade Company Limited, a related party based on terms stated in the agreement. This company is controlled by a common director and stockholder of the Company.

            Accounts Receivable
            -------------------

            The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has established a reserve of $2,493 as of December 31, 2006.

            Accounts receivable are generally due within 30 days and collateral is not required.

            Advertising Costs
            -----------------

            The Company expenses the costs associated with advertising as incurred. Advertising expenses for the years ended December 31, 2006 and 2005 are included in general and administration expenses in the consolidated statements of operations.

            Fixed Assets
            ------------

            Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, net of the estimated residual values; buildings - 40 years (5% estimated residual value), building improvements - 15 years (5% residual value), electrical equipment - 12 years (5% residual value), furniture and fixtures - 15 years (5% residual value) and vehicles and other equipment - 10 years (5% residual value). In addition, the Company purchased land use rights that are for a period of 40-68 years, the unexpired lease term, with no residual value.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005


NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
            ------------------------------------------------------

            Fixed Assets (cont')
            --------------------

            When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

            Land Use Rights
            ---------------

            According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 40 to 68 years.

            Impairment of Long-Lived Assets
            -------------------------------

            Long-lived assets, primarily property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

            Earnings Per Share of Common Stock
            ----------------------------------

            Basic net earnings per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005


NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
            ------------------------------------------------------

            The following is a reconciliation of the computation for basic and diluted EPS:

                                                    December 31,    December 31,
                                                        2006            2005
                                                        ----            ----
                                                                      (Restated)

                  Net income                         $ 1,849,919    $ 2,032,009

                  Weighted-average common shares
                      Outstanding (Basic)             17,027,328     17,027,328

                  Weighted-average common stock
                     Equivalents
                       Stock options                          --             --
                       Warrants                               --             --
                                                    -------------  -------------
                  Weighted-average common shares
                      Outstanding (Diluted)           17,027,328     17,027,328
                                                    =============  =============

            Income Taxes
            ------------

            The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

            In accordance with the relevant tax laws and regulations of PRC, the Company has recorded a provision for income taxes based on their applicable tax rate.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005


NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
            ------------------------------------------------------

            Stock-Based Compensation
            ------------------------

            The Company follows FASB 123R in accounting for its stock based compensation (see Recent Accounting Pronouncements). This measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees and common stock issuances are less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. The Company for 2005 and 2004 did not grant any options or warrants that would need to be valued under such method. The following represents the effect on net income attributable to common shareholders per share if the fair value method had been applied to all awards.

            On January 1, 2006, the Company adopted the provisions of FAS No. 123R "Share-Based Payment" ("FAS 123R") which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("FAS 148"), as if the fair value method defined by FAS No. 123, "Accounting for Stock Based Compensation" ("FAS 123") had been applied to its stock-based compensation.

            The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005


NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
            ------------------------------------------------------

            Stock-Based Compensation (Continued)
            ------------------------------------

                                                        Years Ended December 31,
                                                           2006          2005
                                                           ----          ----

             (Restated) Net income:
               As reported                               $1,849,919  $2,032,009
              Add: Stock-based employee compensation
                  expense included in reported net loss,
                  net of related tax effects                     --          --

             Less: Total stock-based employee compensation
                 expense determined under fair value based
                 method for all awards, net of related tax
                 effects                                         --          --
                                                         ----------- -----------
              Pro forma                                  $1,849,919  $2,032,009
            Net earnings per share:
                 As reported:
                  Basic                                  $     0.11  $     0.12
                  Diluted                                $     0.11  $     0.12
                 Pro forma:
                  Basic                                  $     0.11  $     0.12
                  Diluted                                $     0.11  $     0.12

            The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

            Segment Information
            -------------------

            The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. For 2006 and 2005, the Company operated in one segment and one geographical location.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
            ------------------------------------------------------

            Related Party Transactions
            --------------------------

            Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party, or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

            Reclassifications
            -----------------

            Certain amounts that were not part of the restatement reported in for the year ended December 31, 2005 have been reclassified to conform to the presentation of the December 31, 2006 amounts. The reclassifications have no effect on operations or equity for the years ended December 31, 2005.

            Recent Accounting Pronouncements
            --------------------------------

            In September 2006, the FASB issued SFAS 157, "Fair Value Measurements." This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

            In September 2006, the FASB issued SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company's financial statements.

            In February 2007, the FASB issued FAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", ("FAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Recent Accounting Pronouncements (Continued)
            --------------------------------------------

            In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), "Accounting for Uncertainty in Income Taxes." This interpretation requires recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company's financial statements.

            In September 2006, the United States Securities and Exchange Commission ("SEC") issued SAB 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

            This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its financial statements.

NOTE 3-     FIXED ASSETS
            ------------

            Fixed assets as of December 31, 2006 and 2005 were as follows:

                                        Estimated
                                          Useful
                                          Lives
                                         (Years)       2006          2005
                                        ---------      ----          ----

            Land use right                40-68     $2,916,033    $2,825,116
            Buildings                       40       6,355,321     6,156,086
            Building improvements           15       1,498,278     1,451,564
            Furniture and fixtures          12         374,097       381,987
            Electrical equipment            15       1,350,892     1,308,485
            Vehicles and other              10       1,691,421     1,093,285
                                                    ----------    ----------
                                                    14,186,042    13,216,523
            Less: accumulated depreciation           4,865,241     4,287,116
                                                    ----------    ----------
            Property and equipment, net             $9,320,801    $8,929,407
                                                    ==========    ==========

                NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 3-     FIXED ASSETS (CONTINUED)
            ------------------------

            There was $526,702 and $501,131 charged to operations for depreciation expense for the years ended December 31, 2006 and 2005, respectively. There was no impairment for these assets during the years ended December 31, 2006 and 2005.

NOTE 4-     LONG-TERM ASSETS
            ----------------

            The balance as of December 31, 2006 included payments of $18,666,100 made to the local government for the acquisition of a piece of land in the PRC. Pursuant to an agreement executed May 26, 2002, the total estimated consideration for the land is $15,008,280. There is no specific due date for payment of the balance of the consideration.

            The Company proposes to utilize the land for property development. This agreement stipulates that the planning and preparation work should be completed by the end of 2002, with construction to commence by March 2004. The Company has paid design and planning fees of $3,657,820 through December 31, 2006, and although this project has been delayed, Management believes that the agreement is still effective and there is no penalty for the delay pursuant to the agreement.

            Although it is the present intention of Management to develop the land, the Company shall have the right to dispose of the land through the local government subject to certain conditions. The land has a value which has been prepared by an independent valuation specialist on a depreciated replacement cost basis that exceeds the carrying cost. There is no impairment on this amount as of December 31, 2006.

NOTE 5-     RELATED PARTY TRANSACTIONS
            --------------------------

            The Company has identified the following related parties:

            Chen Jingmin - a director and stockholder of the Company.

            Dongjin Taoyuan - a stockholder of the Company in which Chen Jingmin has control and a beneficial interest.

            Yuan Taizu - a stockholder of the Company in which Chen Jingmin has control and a beneficial interest.

            Shaanxi New Taohuayuan Economy Trade Company Limited - the principal stockholder of the Company in which Chen Jingmin has control and a beneficial interest.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005


NOTE 5-     RELATED PARTY TRANSACTIONS (CONTINUED)
            --------------------------------------

            Shaanxi Wenhao Zaliang Shifu Limited - a stockholder of the Company in which Chen Jingmin has control and a financial interest. The Wenhao Group has various entities as noted below.

            Shaanxi Wenhao Dongjin Taohuyuan - part of Wenhao Group.

            Shaanxi Wenhao Naner Huan Wenhao - part of Wenhao Group.

            Shaanxi Wenhao Xijiao Wenhao - part of Wenhao Group.

            Shaanxi Kangze Economic and Trade Limited - a stockholder of the Company in which Chen Jingmin has control and a beneficial interest.

            The Company as of December 31, 2006 had advanced $490,305 to Shaanxi New Taohuayuan Economy Trade Company, $277,920 to the Wenhao Group, $122,365 to Dongjin Taoyuan, and $57,533 to Yuan Taizu. These advances are unsecured, interest-free and have no fixed repayment terms. The Company has classified these advances as current assets.

            Management Fee Agreement
            ------------------------

            The Company entered into a management agreement with Shaanxi New Taohuayuan Economy Trade Company Limited and Shaanxi Wenhao Group on January 15, 2004 for a period of five years. The annual management fees are fixed at approximately $1,400,000. For the years ended December 31, 2006 and 2005, the Company earned $1,443,359 and $1,411,312 in management fees, respectively. There is a bonus management fee clause contained in the agreement calculated at 15% on the excess of the actual revenue over targeted revenue, as defined therein. No bonus management fees have been earned to date. Additionally, in 2006, the Company entered into a management agreement with Yuan Taizu and earned approximately $230,130 in management fees. The agreement will pay the Company approximately $1,800,000 (RMB) annually.

NOTE 6-     STOCKHOLDERS' EQUITY (DEFICIT)
            ------------------------------

            Preferred Stock
            ---------------

            As of December 31, 2006, the Company has 10,000,000 shares of preferred stock authorized with a par value of $.001. There are as of December 31, 2006, no shares issued and outstanding.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 6-     STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
            ------------------------------------------

            Common Stock
            ------------

            As of December 31, 2006, the Company has 50,000,000 shares of common stock authorized with a par value of $.001. As of December 31, 2006, the Company has 17,027,328 shares issued and outstanding. These shares were issued in November 2004 upon completion of the merger. There have been no other shares issued.

            Options and Warrants
            --------------------

            The Company has not granted any options or warrants as of December 31, 2006.

            Statutory Reserves
            ------------------

            Statutory reserves include a statutory surplus reserve and a statutory public welfare fund, which are maintained in accordance with the legal requirements of the PRC. Pursuant to the Articles of Association, the Company has to appropriate 10% of the net income, based on the accounts prepared in accordance with accounting principles generally accepted in the PRC, to the statutory surplus reserve and statutory public welfare fund. The statutory surplus reserve can be utilized to offset prior years' losses or for capitalization as additional paid-in capital, whereas the statutory public welfare fund shall be utilized for collective staff welfare benefits such as building of staff quarters or housing. No distribution of the statutory reserves shall be made other than on a liquidation of the Company.

NOTE 7-     RETIREMENT PLAN
            ---------------

            As stipulated by the rules and regulations in the PRC, the Company is required to contribute to a state-sponsored social insurance plan for all of its employees who are residents in the PRC at rates ranging from 12% to 17% of the basic salary of its employees. The Company has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state-sponsored retirement plan is responsible for the entire pension obligations payable to all employees.

NOTE 8-     COMMITMENTS AND CONTINGENCIES
            -----------------------------

            As of December 31, 2006, the Company had capital expenditure commitments contracted, but not provided for net of deposits they paid for the acquisition of the land as noted in Note 4, amounting to $968,783.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005


NOTE 9-     PROVISION FOR INCOME TAXES

            In accordance with the relevant tax laws and regulations of PRC, the corporate income tax rate is 33% for the years ended December 31, 2006 and 2005, respectively.

                                                      Years ended December 31,
                                                      ------------------------
                                                         2006          2005

               Current tax expense                   $1,057,729     $  996,175

               Deferred tax expense (benefit)           (93,157)       (67,018)
                                                   -------------   ------------
                                                     $  964,572     $  929,157

            A reconciliation of the PRC enterprise income tax rate to the effective income tax rate is as follows:

                                                            2006         2005
                                                            ----         ----

             Statutory rate                                  33%          33%
             Surcharge on taxes not deductible
                for PRC enterprise income tax purposes        2%         (1)%
                                                          ------        -----
                                                             35%          32%

            Deferred Taxes - the Company
            ----------------------------

            Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company's deferred tax assets represent deductible temporary differences arising mainly from the other payables.

                 NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 9-     PROVISION FOR INCOME TAXES (CONTINUED)

            At December 31, 2006, deferred tax assets consist of the following:

                  Bad debt                    $        823

                  Other payables                    55,500
                                               -----------

                                                $   56,323

            Value Added Tax
            ---------------

            The Company only recognizes Value Added Tax ("VAT") for their store revenue at a rate of 4%. A very small portion of the Company's revenue is derived from this source.

NOTE 10-    RESTATED FINANCIAL STATEMENTS

            As noted in Note 1, the Company has restated its consolidated financial statements to adjust certain tax accrual and accruals for tax surcharges (penalties and interest) previously recorded. The net effect of the adjustments was an increase in net income of the Company for the year ended December 31, 2005 of $980,013 from a net income of $1,051,996 to a net income of $2,032,009. The adjustments increased the earnings (loss) per share $0.06 from $0.06 to $0.12.

                                TABLE OF CONTENTS
                                                                        Page
PROSPECTUS SUMMARY ...............................................
RISK FACTORS .....................................................
MARKET FOR OUR COMMON STOCK ......................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION .......................................
BUSINESS..........................................................
MANAGEMENT .......................................................
PRINCIPAL SHAREHOLDERS............................................
SELLING SHAREHOLDER...............................................
DESCRIPTION OF CAPITAL STOCK......................................
INDEMNIFICATION ..................................................
EXPERTS...........................................................
AVAILABLE INFORMATION.............................................
FINANCIAL STATEMENTS..............................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Security Devices. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

      Until _______, 2007 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article VII, Section 2 of our Articles of Incorporation provides for indemnification of our officers, directors and controlling persons to the full extent provided by Nevada law. Further, Article VII, Section 3, provides that no director is personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer except for
(i) a breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) a transaction from which the director received an improper benefit or (iv) an act or omission for which the liability of a director is expressly provided under Nevada law.

      Under the Nevada corporate statutes, Nevada corporations are permitted to indemnify their officers and directors for liability to stockholders, so long as such indemnification does not include the items set forth in the previous paragraph under (i) through (iv).

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)

            SEC Registration Fees                      $119
            Blue Sky Fees                               200
            Printing Expenses                           100
            Legal Fees                               20,000
            Accounting Fees                           5,000
            Miscellaneous Expenses                      581
                                                    -------

               Total                                $26,000
                                                    =======

(1) All expenses, except the SEC registration fee, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      On December 6, 2004 we issued 17,027,328 shares of our common stock to 934 stockholders pursuant to our merger with Shaanxi New Taohuayuan Culture Tourism Co., Ltd.

      In January 2007 we sold 1,699,999 shares of our common stock to Rising Star Holdings Investment Corporation at a price of $0.05 per share.

      These shares were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these shares were made by the Company's officers (who were all Chinese citizens) from China. The shares are restricted from resale in the public markets for a period of one year from the date of their issuance.

      The issuance of these shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 901 of the Securities and Exchange Commission.

ITEM 27. EXHIBIT INDEX.

Number Exhibit

  3.1     Articles of Incorporation of the Registrant                    *

  3.2     Bylaws of the Registrant                                       *

  5       Opinion of Counsel

 10.1     Hotel Management Agreement with Shaanxi New Taohuayuan Economy Trade
          Co., Ltd.                                                      *

 10.2     Restaurant Management Agreement with Shaanxi Wenhao Zaliang Shifu,
          Ltd.                                                           *

 10.3     Migratory Merger Agreement with Shaanxi New Taohuayuan Culture
          Tourism Co., Ltd.                                              *

 10.4     Articles of Merger                                             *

 10.5     Employment Agreement with Cai Danmei                           *

 10.6     Employment Agreement with Mr. Chen                             *

 10.7     Employment Agreement with Liu Bo                               *

 10.8     Land Use Agreement - Taohuayuan Inn                            *

 10.9     Land Use Agreement - Lantian project                           *

 10.10    Land Use Agreement - New Hainan Hotel and Resort               *

 10.11    Tax Agreement -                                                *

 21.      Subsidiaries                                                   *

 23.1     Consent of Attorneys                                          ___

 23.2     Consent of Accountants                                        ___


* Incorporated by reference to the same exhibit filed with the Company's Registration Statement on Form SB-2 (File #333-121187).

ITEM 28. UNDERTAKINGS.

      The Registrant hereby undertakes:

            (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (b) That subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

            (c) That any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

            (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (e) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (f) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Xi'an, Shaanxi Province, China on April 12, 2007.

                                 NEW TAOHUAYUAN CULTURE TOURISM CO., LTD.



                                 By: /s/ Cai Danmei
                                     -----------------------------------
                                     Cai Danmei
                                     Chief Executive Officer

        Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons.

Name                             Position                      Date
-----                            ---------                     ----

/s/ Chen Jingmin                 Chairman of the Board      April 12, 2007
--------------------------
Chen Jingmin

/s/ Cai Danmei                   Chief Executive Officer,   April 12, 2007
--------------------------       Chief  Financial Officer
Cai Danmei                       (Principal  Accounting
                                 Officer) and Director

/s/ Liu Bo                       Secretary and Director     April 12, 2007
---------------------------
Liu Bo

/s/ Hu Yangxiong                 Director                   April 12, 2007
---------------------------
Hu Yangxiong

/s/ Yang Erping                  Director                   April 12, 2007
--------------------------
Yang Erping

/s/ Zhao Jianwen                 Director                   April 12, 2007
--------------------------
Zhao Jianwen

/s/ Wang Changzhu                Director                   April 12, 2007
--------------------------
Wang Changzhu

                                    EXHIBITS


                    NEW TAOHUAYUAN CULTURE TOURISM CO., LTD.

                       REGISTRATION STATEMENT ON FORM SB-2